     As filed with the Securities and Exchange Commission on December 17, 1997
                                               Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------
                              FLORSHEIM GROUP INC.
             (Exact name of registrant as specified in its charter)
         Delaware                                   36-3520923
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

    200 North LaSalle,
    Chicago, Illinois                               60601-1014
(Address of principal executive offices)            (Zip Code)

                              FLORSHEIM GROUP INC.
                         CONSULTANTS STOCK OPTION PLAN

                              CHARLES J. CAMPBELL
   Chairman of the Board of Directors, President and Chief Executive Officer
                              Florsheim Group Inc.
                               200 North LaSalle
                          Chicago, Illinois 60601-1014
                    (Name and address of agent for service)

                                 (312) 458-2500
         (Telephone number, including area code, of agent for service)
                            -----------------------
                         Copy of all communications to:

                               PETER S. SARTORIUS
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                          Philadelphia, PA  19103-6993
                                 (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                          Proposed maximum         Proposed maximum
     Title of securities          Amount to be             offering price         aggregate offering            Amount of
      to be registered           registered (1)            per share (2)               price (2)           registration fee (3)
----------------------------------------------------------------------------------------------------------------------------------
  Common Stock,                  100,000 shares            $6.50 - $8.125              $698,750                  $206.14
  without par value
==================================================================================================================================

(1) This registration statement covers shares of Common Stock of Florsheim Group Inc.,which may be offered or sold pursuant to the Florsheim Group Inc. Consultants Stock Option Plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Aggregate calculation based on exercise prices, when determinable, and where exercise prices are not determinable, estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on December 12, 1997 as reported on the NASDAQ National Market System.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000295.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Florsheim Group Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

             (a) Annual Report on Form 10-K, for the Fiscal Year Ended December 28, 1996;

             (b) Quarterly Reports on Form 10-Q, for the Quarters Ended March 29, 1997, June 28, 1997 and September 27, 1997.

             All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

             Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

             Experts

             The consolidated financial statements of the Company as of December 28, 1996 and for each of the years in the three-year period ended December 28, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, have been incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick LLP ("KPMG"), independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.


ITEM 4.  DESCRIPTION OF SECURITIES.

             Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers under certain circumstances. Generally such persons must have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, such person must also have had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, unless, and only to the extent, the court in which the proceeding was brought, or the Delaware Court of Chancery, orders such indemnification. When the director or officer successfully defends any such civil or criminal proceeding, indemnification is required. The By-Laws of the Company provide for indemnification of officers and directors to the extent permitted by the Delaware General Corporation Law.

             The Company's Bylaws permit it to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing provision of the Bylaws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.


ITEM 8.  EXHIBITS.

             The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

 Exhibit No.      Description
 -----------      -----------
 5                Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

 10               Florsheim Group Inc. Consultants Stock Option Plan.

 23.1             Consent of KPMG Peat Marwick LLP, independent accountants.

 23.2             Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

 24               Power of Attorney.


ITEM 9.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 17th day of December, 1997.

                                     FLORSHEIM GROUP INC.


                                     by:/s/ Thomas E. Poggensee
                                        ----------------------------------------
                                        Thomas E. Poggensee
                                        Treasurer, Secretary, Controller
                                        and Chief Accounting Officer


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:


Signature                                 Capacity                                         Date
---------                                 --------                                         ----
/s/ Charles J. Campbell                 Chairman of the Board and                       December 17, 1997
-------------------------------         Chief Executive Officer
Charles J. Campbell


/s/ Richard J. Anglin                   Vice President, Chief                           December 17, 1997
-------------------------------         Financial Officer
Richard J. Anglin


/s/ Thomas E. Poggensee                 Treasurer, Secretary,                           December 17, 1997
-------------------------------         Controller and Chief
Thomas E. Poggensee                     Accounting Officer


               *                        Director                                        December 17, 1997
-------------------------------
Adam M. Aron

               *                        Director                                        December 17, 1997
-------------------------------
Bernard Attal

               *                        Director                                        December 17, 1997
-------------------------------
Robert H. Falk

               *                        Director                                        December 17, 1997
-------------------------------
Michael S. Gross

               *                        Director                                        December 17, 1997
-------------------------------
John J. Hannan

               *                        Director                                        December 17, 1997
-------------------------------
Joshua J.Harris

               *                        Director                                        December 17, 1997
-------------------------------
John H. Kissick

               *                        Director                                        December 17, 1997
-------------------------------
Ronald J. Mueller

               *                        Director                                        December 17, 1997
-------------------------------
Michael D. Weiner



*By Thomas E. Poggensee, attorney-in-fact

/s/ Thomas E. Poggensee
-----------------------------

                                 EXHIBIT INDEX


                                                                                                   Sequential
 Exhibit No.      Description                                                                      Page Number
 -----------      -----------                                                                      -----------
 5                Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

 10               Florsheim Group Inc. Consultants Stock Option Plan

 23.1             Consent of KPMG Peat Marwick LLP, independent accountants.

 23.2             Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

 24               Power of Attorney.